Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69951, 333-90635 and 333-39460), and in the
Registration Statements on Form S-3 (Nos. 333-87749 and 333-32342), of Answerthink, Inc. of our report dated February 11, 2003, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Miami, Florida
March 31, 2003